       As filed with the Securities and Exchange Commission on December 13, 1996
                                                      Registration No. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BIKERS DREAM, INC.
             (Exact name of Registrant as Specified in its Charter)

                                   California
                         (State or other jurisdiction of
                         incorporation or organization)

                                   33-0140149
                      (IRS Employer Identification Number)


                                1420 Village Way
                           Santa Ana, California 92705
                                 (714) 835-8464
               (Address, Including Zip Code, and Telephone Number,
        including area code, of Registrant's Principal Executive Offices)


                   Donald J. Duffy, Co-Chief Executive Officer
                               Bikers Dream, Inc.
                                1420 Village Way
                           Santa Ana, California 92705
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent for Service)


                                    Copy to:
                             Leonard J. McGill, Esq.
                              Day Campbell & McGill
                             3070 Bristol, Suite 650
                          Costa Mesa, California 92626
                                 (714) 429-2900



         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement comes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                         CALCULATION OF REGISTRATION FEE


                                                   Proposed               Proposed Maximum
                                                   Maximum                Aggregate Offering
Title of Securities To       Amount To Be          Offering Price         Price(1)                 Amount of
Be Registered                Registered            Per Share(1)                                    Registration Fee
-------------                ----------            ------------           ------------------       ----------------

Common Stock ,               1,166,669             $3.50(2)               $1,225,000(2)            $371.22
no par value(2)

Common Stock,                350,000               $5.00                  $1,750,000               $530.31
no par value(3)


(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.

(2) Shares issuable upon conversion of preferred stock. One share of such preferred stock is convertible at a maximum conversion price of $3.50 per share into 50,000 shares of common stock, and is convertible at a minimum conversion price of $1.50 per share into 166,667 shares of common stock. The registrant is issuing shares of common stock issuable upon conversion of seven (7) shares of such preferred stock, which at the minimum conversion price of $1.50 would convert into a maximum aggregate of 1,116,669 shares of common stock, but which in all events will result in a maximum aggregate offering price of $1,225,000.

(3) Shares issuable upon the exercise of the warrants at an exercise price of $5.00 per share.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION
Dated December ___, 1996


                        1,516,669 Shares of Common Stock
                                 (no par value)


                                  BIKERS DREAM

         This Prospectus relates to 1,516,669 shares of Common Stock, no par value ("Common Stock") of Bikers Dream, Inc., a California corporation (the "Company" or "Bikers Dream"), heretofore issued, or issuable upon the conversion of convertible preferred stock or exercise of warrants, to the persons listed as the Selling Shareholders. Such shares of Common Stock are being offered for the respective accounts of the Selling Shareholders, and will be sold from time to time by the Selling Shareholders on the over-the-counter market at their prevailing prices, or in negotiated transactions. The Company will receive no proceeds from the sale of such shares of Common Stock by the Selling Shareholders. The expenses of preparing and filing the Registration Statement of which this Prospectus forms a part are being paid by the Company.


        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         The shares offered hereby were or will be acquired by the Selling Shareholders from the Company upon the conversion of convertible Preferred Stock or exercise of warrants, and are "restricted securities" under the Securities Act of 1933, as amended (the "Act"). This Prospectus has been prepared for the purpose of registering the shares under the Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution."

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



                The date of this Prospectus is December ___,1996.

         The Company's Common Stock is traded on the National Association of Securities Dealers Electronic Bulletin Board ("NASD Electronic Bulletin Board") under the symbol BIKR. On December 12, 1996, the last reported bid price for such shares, as reported by the NASD Electronic Bulletin Board, was $2.312 per share and the last reported ask price was $2.437.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 75 Park Place, New York, New York 10007; and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549 at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company with the Securities and Exchange Commission and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31 1995;

         (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (c) The Company's definitive Proxy Statement dated May 1, 1996;

         (d) The Company's Current Report on Form 8-K dated September 9, 1996;

         (e) The description of the Company's Common Stock contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to Donald J. Duffy, co-Chief Executive Officer, Bikers Dream, Inc., 1420 Village Way, Santa Ana, California 92705 (Telephone:(714) 835-8464).

                                   THE COMPANY

         The Company sells and services used Harley-Davidson motorcycles and sells aftermarket parts and accessories for Harley-Davidson motorcycles. In addition, the Company recently acquired rights to sell motorcycles manufactured by Ultra Kustom Cycles, a division of Mull Acres Investments, Inc. ("Mull Acres"). The Company has formed a limited liability company with Mull Acres in part to effect the distribution of these motorcycles.

         The Company, which was formerly known as HDL Communications, was incorporated in California in October, 1985. The Company was engaged in the publishing business until June, 1989, when it discontinued operations. The Company remained inactive until March 13, 1995 when it acquired Bikers Dream, Inc., a California corporation engaged in sales and service of used Harley-Davidson motorcycles and in retail sales of aftermarket accessories and parts for Harley-Davidson motorcycles. Prior to its acquisition of Bikers Dream, Inc., the Company effected a 1 for 1,363.341473 reverse split of its outstanding Common Stock. After the acquisition, Bikers Dream, Inc. was merged into HDL Communications and HDL Communications changed its name to Bikers Dream, Inc.

         The Company's principal executive offices are located at 1420 Village Way, Santa Ana, California 92705, and its telephone number is (714) 835-8464.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus. An investment in the Common Stock offered hereby is speculative in nature and involves a high degree of risk.

LIMITED OPERATING HISTORY; OPERATING LOSSES

         Bikers Dream commenced its operations in July, 1990 and has increased the size and scope of operations significantly in 1995 and 1996. Accordingly, the Company has a limited operating history. Investors have only a brief operating record to review in evaluating the performance of Bikers Dream. Bikers Dream had losses, before provision for income taxes, of $164,275, $16,211 and $2,287,967 for its fiscal years ended December 31, 1993, 1994 and 1995, respectively, for the first nine months of fiscal year 1996, Bikers Dream had a net loss of $2,561,213. There is no assurance that Bikers Dream will be profitable in fiscal 1996 or thereafter. In addition, since the Company has recently begun to devote resources to the business of distributing new motorcycles manufactured by Ultra Kustom Cycles, a business in which the Company was not previously engaged, the Company is entering a segment of its business in which it previously has not had any experience and in which it will engage directly in competition with Harley Davidson.

COMPETITION

         The market in which the Company competes is highly competitive. The main source of competition is the licensed Harley-Davidson motorcycle dealer network which primarily sells new Harley-Davidson motorcycles, accessories and parts and provides repair/maintenance service on all Harley-Davidson models. The Company believes that most of the licensed Harley-Davidson dealers do not emphasize the sale of used Harley-Davidson motorcycles or sell aftermarket accessories and apparel. In the event, however, that the sale of new motorcycles manufactured by Ultra Kustom Cycles becomes a more significant part of the Company's business activities, such competition with dealers selling new Harley-Davidson motorcycles will be intensified. In addition, there are a substantial number of motorcycle shops which provide aftermarket parts, services and accessories to Harley-Davidson motorcycle owners. The Company believes that most of the aftermarket motorcycle shops are small, privately owned businesses with limited facilities, capital and other resources. The Company knows of only one organization which is attempting to compete with the Harley-Davidson dealer network on a national basis. This organization emphasizes apparel, and does not offer the broad line of parts and accessories offered by the Company. There can be no assurance, however, that current competitors will not expand their facilities and operations or that new competitors with substantial capital and other resources will not enter the market.

DEPENDENCE ON MANAGEMENT

         The Company depends on members of senior management as well as on its ability to attract, retain and motivate additional qualified personnel. The competition for such personnel is intense, and the loss of the services of one or more of these key employees could have a material adverse effect on the Company. There can be no assurance that the Company will be successful in retaining its existing key employees or in attracting and retaining any additional personnel it requires.

DEPENDENCE ON CONTINUED POPULARITY OF HARLEY-DAVIDSON MOTORCYCLES

         The success of the Company's business as presently conducted is directly related to the popularity of Harley-Davidson motorcycles. There are over 600,000 Harley-Davidson motorcycles currently registered in the United States. The Company believes, based upon Harley-Davidson's current production plans, that the number of Harley-Davidson motorcycles registered in the United States will increase to approximately 900,000 by 1999. There can be no assurance that the current popularity of Harley-Davidson motorcycles will continue or that the expected production rate of new Harley-Davidson motorcycles will actually occur.

CONTROL BY DIRECTORS

         The Company's directors and their respective affiliates own an aggregate of 888,457 shares of Common Stock (not including 900,000 shares issuable upon the exercise of options held by the directors). Accordingly, the existing directors will be able to exert significant control over the policy and affairs of the Company, including the election of directors. In addition, Rowland W. Day II has the right for a period of three years after March 13, 1995, to designate two of the members of the Company's Board of Directors, one of whom may be Mr. Day.

MANAGEMENT OF GROWTH

         The Company's continued growth depends in part upon its ability to expand into new geographic areas, through the opening of new Superstores. There can be no assurance that the Company will be successful in such expansion. The Company's current expansion plans including its plans to enter into the business of distributing new motorcycles manufactured by Ultra Kustom Cycles, could continue to place a significant strain on the Company's management, working capital and financial and management control systems. The Company's results of operations will be adversely affected if revenues do not increase sufficiently to compensate for the increase in operating expenses resulting from any expansion and there can be no assurance that any expansion will be profitable or that it will not adversely affect the Company's results of operations. In addition, the success of any expansion plans will depend in part upon the Company's ability to continue to improve and expand financial and management control systems, to attract, retain and motivate key employees, and to raise additional capital. There can be no assurance that the Company will be successful in these regards.

ADDITIONAL CAPITAL REQUIREMENTS, GOING CONCERN

         The Company will require substantial additional capital to implement its expansion plan and to support future growth. Any additional equity financing may be dilutive to stockholders, and debt financing may impose substantial restrictions on the Company's ability to operate and raise additional funds. There can be no assurance that additional capital will be available or that, if available, such capital will be on satisfactory terms.

         The Company's independent accountant has issued an opinion in connection with its audit of the financial results of fiscal year ended December 31, 1995, indicating that, in view of recurring losses from operations and the uncertainty of the ability of the Company to raise additional funds and ultimately achieve positive operating cash flows, substantial doubt exists as to the Company's ability to continue as a going concern. Although Management is continuing efforts to raise additional capital and implement profit enhancement policies, there can be no assurance that its efforts in these respects will be successful.

FRANCHISING AND DEALERSHIP ACTIVITIES

         The Company has been in the process of establishing a network of franchised or licensed dealership Bikers Dream stores. The franchises or dealership stores are modeled after the Company-owned Superstores and are expected to be located throughout the United States to service the mid-size markets not directly serviced by large Company-owned Superstores. The Company sold ten Bikers Dream franchises (three in California and seven in other states). The franchises were sold at a price of $15,000 per franchise. Three of these franchises are currently open and operating, of which two have filed suit for breach of contract. One of these suits has been settled for a relatively nominal amount and cancellation of the franchise agreement. In addition, the Company is conducting negotiations with several other potential candidates for the sale of Bikers Dream dealership rights.

         The Company marketed its franchises primarily by advertising in motorcycle and specialty magazines. The franchise advertisement appeared in a portion of a larger general advertisement featuring the Company's products, service and mail-order catalogue. The majority of responses to the franchise advertisements had been from Harley owners and enthusiasts.

         The Company was advised in March, 1995, by its retained special franchise counsel that certain previous franchise sales and offers to sell franchises were not in compliance with applicable federal and state franchise laws and regulations. Special franchise counsel also advised the Company that applicable federal and state franchise laws have broad enforcement provisions, and that under certain state laws the potential and existing franchisees may have a private cause of action for franchise violations. Consequently, the Company suspended its franchise sales activities in March, 1995, while it was in the process of preparing the required disclosure documents and complying with federal and state franchising laws for future offers and sales of franchises. The Company, through its wholly owned subsidiary, Bikers Dream International, Inc. ("BDII"), has filed its franchise registrations as required by law, and as of December 1, 1996, is authorized to sell franchises in all states and possessions of the United States.

         The Company restructured its franchise program, and resumed its franchise sales activities in August, 1995. Bikers Dream has resolved disputes with three franchisees, and one person who was negotiating to acquire a Bikers Dream franchise in California in accordance with the remedies available under California franchise laws. As a result the Company has acquired one operating franchise from a California franchisee for approximately $340,000, another for approximately $140,000. The total assets acquired in connection with these acquisitions was $204,697 consisting of inventory in the amount of $75,116, deposits and other assets in the amount of $22,572 and furniture, fixtures and equipment in the amount of $107,009. The excess of the purchase price over the value of assets acquired was expensed in the third and fourth quarters of 1995. The total of asset acquisitions aggregated to less than 10% of the Company's existing assets at that time.

         In addition, the Company has made refund to another franchisee in the amount of $20,176. The Company has also accrued the return of the franchise fee for a franchise which never opened. In addition, the Company has paid a prospective California franchisee $22,500 for a full release of any and all past and future claims.

         The Company signed a new franchise agreement with one of its existing franchisees (which has subsequently closed), and received notice of suit from two of its franchisees in February and March of 1996, one of which has been settled, and the other of which Management believes at this time is likely to be a claim of no material consequence. The Company is currently evaluating its relationship with two other franchisees. The Company also signed a mutual release agreement in February, 1996 with another franchise which canceled the relationship with Bikers Dream. Management believes that it will resolve the existing dispute with one franchisee and that the remaining two franchisees will accept the Company's offer regarding the restructured franchise program and remain franchisees of the Company.

         The Company has ceased the sale of franchises at this time and does not anticipate selling any franchises in the future.

The below table summarizes the status of all franchises to date.

                                    BIKERS DREAM, INC.
                                 FRANCHISE STATUS REPORT

                                        Signed       Opened         Assets      Signed       Signed                         No
                           Entered     Original        For         Purchased      New        Release     Filed    Suit   Longer A
Number       Location   Negotiations   Contract     Business        By BDI     Agreement    Agreement    Suit   Resolved Franchise
------       --------   ------------   --------     --------        ------     ---------    ---------    ----   -------- ---------

  1     Thousand Oaks, CA      X           X           X              X                                                       X
  2     Sacramento, CA         X           X           X              X                                                       X
  3     Canyon Country, CA     X           X                                                   X                              X
  4     Edison, NJ             X           X                                                   X                              X
  5     Albuquerque, NM.       X           X           X
  6     Oklahoma City, OK.     X           X           X                                       X           X        X         X
  7     Burlington, IA         X           X           X                           X                                          X
  8     Scottsdale, AZ         X           X           X
  9     Las Vegas, NV          X           X           X                                       X                              X
 10     Conover, NC            X           X           X                                                   X


ABSENCE OF DIVIDENDS

         The Company has not paid any cash dividends on its Common Stock since its organization, and it is not anticipated that any cash dividends will be paid in the foreseeable future.

LIMITED PUBLIC MARKET FOR SECURITIES OF THE COMPANY.

         Although the Company's Common Stock is listed on the National Association of Securities Dealers ("NASD") Electronic Bulletin Board, there is expected to be only an extremely limited and sporadic trading market for the Common Stock.

NASDAQ LISTING; RISK OF LOW-PRICED SECURITIES

         The Company believes it currently satisfies NASDAQ's listing criteria for its Small Cap Market, and has filed a listing application, although there can be no guarantee of approval. If the Company is accepted for listing but is subsequently unable to meet NASDAQ's maintenance criteria in the future, trading, if any, would continue to be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD Electronic Bulletin Board, where it is presently conducted. Under those circumstances, investors could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

         In addition, the Common Stock is subject to Rules 15g1-15g6 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, a person with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of investors to sell their securities in the secondary market.

         The Commission has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ-listed securities are covered by the definition of penny stock, transactions in a NASDAQ-listed security are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, or (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market-maker for such security are subject only to the sole market-maker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

         The Company's Common Stock, as of the date of this Prospectus, is within the definitional scope of a penny stock. As a result, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

OUTSTANDING OPTIONS

         As of the date of this Prospectus, the Company had granted options to purchase 550,000 shares of Common Stock at a price of $1.00 per share, options to purchase 332,500 shares of Common Stock at a price of $1.50 per share, options to purchase 330,000 shares at a price of $2.50 per share and 207,300 options at prices ranging from $1.56 to $2.875 per share*. Under the terms of the options, the holders are given the opportunity to profit from a rise in the market price of the Common Stock, and their exercise may dilute the book value per share of the Common Stock. The existence of the options may adversely affect the terms on which the Company may obtain additional equity financing since the holders are likely to exercise their options at a time when the Company would otherwise be able to obtain needed capital on terms more favorable to the Company than could be obtained through the exercise of such options. See "Description of Securities." *[UPDATE]

RULE 144 SALES

         Of the shares of the Company's Common Stock presently outstanding, approximately 5,179,500 are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act and in the future may be sold only in compliance with Rule 144 or pursuant to registration under the Securities Act or pursuant to another exemption therefrom. Many of such shares have been, as of the date of this Prospectus, registered for resale on registration statements filed with the Commission on Form SB-2. For so long as the Registration Statement of which this Prospectus is a part is current and effective, the shares owned by the Selling Shareholders and offered hereby may be sold without regard to the volume limitations, described below, set forth in Rule 144.Generally, under Rule 144, each person having held restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions an amount of shares which does not exceed the greater of one percent (1%) of the Company's then outstanding shares of Common Stock, or the average weekly volume of trading of such shares of Common Stock as reported during the preceding four calendar weeks. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of the Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Of such restricted shares, approximately 139,000 are currently eligible for sale under Rule 144, and an additional 2,400,000 restricted shares will be eligible for sale under Rule 144 in March 1997. Actual sales, or the prospect of sales by the present stockholders of the Company or by future holders of restricted securities under Rule 144, or otherwise, may, in the future, have a depressive effect upon the price of the Company's shares of Common Stock in any market that may develop therefor, and also could render difficult sales of the Company's securities purchased by investors herein.

                              PLAN OF DISTRIBUTION

         The shares being offered hereby will be offered and sold by the Selling Shareholders for their own accounts. The Company will not receive any of the proceeds from the sale of the shares pursuant to this Prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be $20,000.

         The Selling Shareholders may offer and sell the shares from time to time in transactions on the NASD Electronic Bulletin Board (or, if the Company's listing application is accepted, the NASDAQ Small Cap Market) or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. Sales may be made to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         The Selling Shareholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Act.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the Selling Shareholders. Except as set forth below, none of the Selling Shareholders is currently an affiliate of the Company, and none of them has had a material relationship with the Company during the past three years.


====================================================================================================================
                                                                          Maximum               Beneficial Ownership
                                       Beneficial Ownership         Number of Shares of           and Percentage of
Name of Selling Shareholder             of Common Stock at         Common Stock Offered          Common Stock After
                                       December 1, 1996(1)             for Sale(1)               Giving Effect to
                                                                                                  Proposed Sale(2)
--------------------------------------------------------------------------------------------------------------------
JDN Partners, L.P.                            216,667                     216,667                         0
Bull Dog Capital Partners, L.P.               433,334                     433,334                         0
Elizabeth M. Custer, TTEE FBO                 216,667                     216,667                         0
William M. Custer
Merchant Enterprises, Ltd.                    216,667                     216,667                         0
Habiba Rebecca Sassoon                        216,667                     216,667                         0
Tonga Partners                                216,667                     216,667                         0
--------------------------------------------------------------------------------------------------------------------

------------------------------

(1) Includes shares of Common Stock which may be acquired through the conversion of convertible preferred stock and the exercise of warrants

(2) Assumes the sale of all shares covered by this Prospectus. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company's Articles of Incorporation authorize the issuance of 25,000,000 shares of Common Stock without par value, of which approximately 8,350,031 shares were outstanding as of September 30, 1996. The shares are fully paid and not subject to future calls or assessments.

         Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders and, upon the giving of notice as required by law, are entitled to cumulate their votes in the election of directors. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

         In connection with its acquisition of Bikers Dream, Inc., the Company agreed not to issue, without the unanimous approval of its Board of Directors, during each year of a three year period commencing on March 13, 1995, any shares of Common Stock, or any shares convertible into Common Stock, or any options, warrants or other rights to purchase shares of Common Stock, in excess of 5% of the total number of shares of Common Stock outstanding immediately after the consummation of such acquisition (such number of outstanding shares being 4,700,000), except for shares issued in connection with acquisitions or shares issued upon exercise of options and warrants outstanding immediately after the consummation of such acquisition.

PREFERRED STOCK

         In September, 1996, the Company issued seven (7) units (the "Units"), each unit consisting of one share of preferred stock and one warrant (which warrant is described below). Each share of the Preferred Stock is convertible into 50,000 Shares of the Company's Common Stock at $3.50 per share. The Preferred Stock may only be converted into shares of Common Stock after the registration statement (of which this Prospectus is a part) of such Common Stock became effective.

         Holders of the Preferred Stock may convert at any time hereafter provided that the holder notifies the Company with written notice via U.S. Mail, Courier, or facsimile transmission of the intention to convert. The Company may call for conversion at any time after the registration statement becomes effective if (a) the average closing price of the Common Stock is $7.50 per share or more for ten (10) consecutive trading days, or (b) any time after the third anniversary of the private placement, whichever occurs first, provided that the Company shall have given written notice to holders within ten (10) business days of its intention to call for conversion.

         If the holder of the Preferred Stock exercises its conversion privilege, the adjusted conversion price will be 75% of the greater of (a) the average of the closing bid for the Common Stock for the ten (10) trading days immediately prior to receipt of notice by Company to convert, or (b) the closing bid price on the day immediately preceding receipt of notification of intent to convert by Company. If the adjusted conversion price is lower than $3.50 per share, then the holders would convert into such a greater number of shares based upon the adjusted conversion price, but in no event shall the conversion price be less than $1.50 per share (i.e., one (1) share of the Preferred Stock would convert into a maximum of 116,667 shares of Common Stock). Under no circumstances will the conversion price exceed $3.50 per share.

WARRANTS

         The warrants consisting part of the Units will be issued to the holders of the Preferred Stock six (6) months following the issuance of the Preferred Stock, or at such earlier date as the Board of Directors of the Company may approve. Holders who have converted the Preferred Stock into Common Stock prior to the issuance of the warrants shall not be entitled to warrants.

         The warrants will carry a an exercise price of $5.00 per share or such lower price as the Board of Directors may determine. The warrants will expire three (3) years following the date of their issuance. The warrants will be callable by the Company at such time when the Company's Common Stock closes at $7.50 or more for a ten (10) consecutive trading days, after which the Company must notify holders of warrants of such redemption within ten (10) business days. The call price of each warrant will be at $5.00, or such lower price that the Board of Directors may authorize at the time the warrants were issued.

OPTIONS

         The Company has granted options to purchase 550,000 shares of Common Stock at an exercise price of $1.00 per share. The options are exercisable at any time prior to March 13, 1998.

         In April, 1995, the Company granted options under the Company's Non-Qualified Stock Option Plan to each of its four then current directors to purchase, at an exercise price of $1.50 per share, 50,000 shares of Common Stock. The options are immediately vested as to 10,000 shares and the balance will vest at the rate of 2,500 shares per quarter over a four year period. Two directors appointed in December, 1995, were each granted options to purchase 50,000 shares at prices of $1.56 and $2.875 per share.

         The Company has granted to employees under the Company's Incentive Stock Option Plan options to purchase 132,500 shares of Common Stock at an exercise price of $1.50 per share, and options to purchase 240,000 shares of Common Stock at an exercise price of $2.50 per share. Incentive Stock Option Plan options have been granted to additional employees to purchase up to 37,300 shares of Common Stock at prices ranging from $1.875 per share up to $2.875 per share.

         The Company has granted a Non-Qualified option to William R. Gresher to purchase, at an exercise price of $2.50 per share, 60,000 shares of Common Stock. The option is immediately vested as to 10,000 shares and the remaining portion of the option is vested over a five year period commencing in September, 1995. The Company has granted a Non-Qualified option to Meyer Duffy to purchase, at an exercise price of $2.50 per share, 30,000 shares of Common Stock, and another option to purchase 50,000 shares at $1.70 per share. Additional Non-Qualified options have been granted to another consultant to purchase, at an exercise price of $2.125, 70,000 shares of Common Stock.

REGISTRAR AND TRANSFER AGENT

         The Registrar and Transfer Agent for the Company's Common Stock is American Securities Transfer, 1825 Lawrence Street, Suite 444, Denver, Colorado 80202.


                                     EXPERTS

         The audited financial statements of the Company as of December 31, 1995 and for the year then ended appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, have been audited by _____________, independent accountants. The information, as set forth in their reports are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         Certain legal matters in connection with the legality of the securities offered hereby will be passed upon for the Company by Day Campbell & McGill, 3070 Bristol, Suite 650, Costa Mesa, California 92626. Rowland W. Day II, a partner in the firm, beneficially owns 1,129,781 shares of Common Stock (including shares issuable upon exercise of options), the firm itself owns 70,845 shares of Common Stock, and partners in the firm other than Mr. Day own in the aggregate 41,400 shares of the Company's Common Stock, not including the shares issuable upon exercise of the previously referenced options. Rowland W. Day, II, is also acting on an interim basis as co-Chief Executive Officer of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the Registrant, are as follows:


         Registration Fee                   $     902
         Legal Fees and Expenses            $  10,000
         Accounting Fees                    $   8,500
         Miscellaneous Expenses             $     698
                                             --------

                  Total                     $  20,000

Item 15.  Indemnification of Directors and Officers.

         The liability of the Registrant's controlling person, officers or directors is or may be affected in such capacity by the following:

         Section 317 of the California General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Amended and Restated Articles of Incorporation of the Registrant authorize the Registrant to provide indemnification of its officers, directors and agents for breach of duty to the Registrant and its shareholders through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by California law, subject to certain limitations.

         The Registrant's Bylaws provide for the indemnification of its officers and directors to the fullest extent permitted by law. In addition, the Registrant currently maintains directors' and officers' liability insurance and has entered into indemnification agreements with its directors and certain of its officers.

         In addition, as permitted by Section 2094(a)(10) of the California General Corporation Law, the Amended and Restated Articles of Incorporation of the Registrant provide that the liability of a director of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. However, as provided by California law, such limitation of liability will not act to limit the liability of a director for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interest of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) any improper transactions between a director and the Registrant in which the director has a material financial interest or (vii) any unlawful distributions to the shareholders of the Registrant or any unlawful loan of money or property to, or a guarantee of the obligation of, any director of officer of the Registrant.

Item 16.  Exhibits.


         Exhibit
         Number                             Description of Exhibit

         4.1*              -                Articles of Incorporation of the Company

         4.2*              -                Certificate of Amendment to Articles of Incorporation

         4.3*              -                Amended and Restated Bylaws of the Company

         5***              -                Opinion of Day Campbell & McGill as to the legality of the shares of
                                            Common Stock registered hereunder.

         23.1***           -                Consent of _______________________, independent accountants.

         23.2***           -                Consent of Day Campbell & McGill (included in Exhibit Number 5).


------------------------------------

  * Filed as an exhibit to the Company's Registration Statement on Form SB-2 dated May 24, 1996 (Registration No.33-92294).

 ** Filed as an exhibit to Post-effective Amendment No. 3 to the Company's
    Registration Statement on Form SB-2 dated August 22, 1996 (Registration No.33-92294).

***  To be filed by amendment.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuer's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on December 12, 1996.

                                       BIKERS DREAM, INC.
                                       Registrant


                                       By: /s/ Rowland W. Day II
                                           ---------------------------
                                            Rowland W. Day II
                                            Co-Chief Executive Officer

                                       By: /s/ Donald J. Duffy
                                           ---------------------------
                                             Donald J. Duffy
                                             Co-Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the following capacities on December 12, 1996:


 /s/ Donald J. Duffy                                          December 12, 1996
--------------------------------------------
Donald J. Duffy
Co-Chief Executive Officer, Director
(Co-Principal Executive Officer)



 /s/ Rowland W. Day II                                         December 12, 1996
-------------------------------------------
Rowland W. Day II
Co-Chief Executive Officer, Secretary
(Co-Principal Executive Officer) Director



 /s/ Owen M. Naccarato                                         December 12, 1996
------------------------------------------
Owen M. Naccarato
Corporate Controller and Assistant Secretary
(Principal Financial Officer)



                                                               December __, 1996
------------------------------------------
Humbert B. Powell, III
Director